UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2022

8x8, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38312	77-0142404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Creekside Way

Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

(408) 727-1885

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EGHT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Convertible Senior Notes due 2028

On August 11, 2022, 8x8, Inc. (the “Company”) issued approximately $202 million aggregate principal amount of its 4.00% Convertible Senior Notes due 2028 (the “New Notes”), pursuant to an indenture, dated as of August 11, 2022 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Company issued the New Notes and paid approximately $182 million in cash consideration in exchange for approximately $404 million aggregate principal amount of the Company’s outstanding 0.50% Convertible Senior Notes due 2024 (the “2024 Notes”) pursuant to privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the 2024 Notes who are both “institutional accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants” and such exchange transactions, the “Exchange”).

In connection with the Exchange, the Company purchased an aggregate of approximately $60 million of the Company’s common stock (the “Repurchase”) in privately negotiated transactions from existing holders of the 2024 Notes who participated in the Exchange, at a price per share of $5.61, equal to the closing price of the Company’s common stock on August 3, 2022. These Repurchases could increase, or prevent a decrease in, the market price of the Company’s common stock or the New Notes.

The following is a brief description of the terms of the New Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The New Notes are senior obligations of the Company that accrue interest payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2023, to holders of record at the close of business on the preceding January 15 and July 15, respectively. The New Notes will mature on February 1, 2028, unless earlier converted, redeemed or repurchased. The initial conversion rate is 139.8064 shares of the Company’s common stock per $1,000 principal amount of the New Notes (equivalent to an initial conversion price of approximately $7.15 per share), subject to customary adjustments. The New Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s stock, at the Company’s election.

On or after August 6, 2025, the Company may, at its option, redeem for cash all or any portion of the New Notes only upon the satisfaction of certain conditions and during certain periods, including if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price for certain specified periods.

Prior to the close of business on the business day immediately preceding November 15, 2027, the New Notes will be convertible at the option of holders at any time during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2022 (and only during such fiscal quarter) only upon the satisfaction of certain conditions and during certain periods, including if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price for certain specified periods. Thereafter, holders of the New Notes may convert their New Notes at their option at any time until the close of business on the second Scheduled Trading Day (as defined in the Indenture) immediately preceding the maturity date.

Holders of the New Notes may require the Company to repurchase their New Notes upon the occurrence of a Fundamental Change (as defined in the Indenture) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in connection with certain corporate events or if the Company issues a notice of redemption, a Fundamental Change will, under certain circumstances, increase the conversion rate for holders who elect to convert their New Notes in connection with such corporate event or during the relevant redemption period.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or holders of no less than 25% in aggregate principal amount of the New Notes then outstanding may declare the entire principal amount of all the New Notes, and the interest accrued on such New Notes, if any, to be immediately due and payable. Upon events of default in connection with specified bankruptcy events involving the Company, the New Notes will become due and payable immediately.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 4, 2022, the Company entered into a Term Loan Credit Agreement with Wilmington Savings Fund Society, FSB, as administrative agent, and certain affiliates of Francisco Partners as lenders (the “Credit Agreement”). The funding of loans under the Credit Agreement occurred on August 10, 2022, and $250 million in aggregate principal amount was deemed borrowed. The funds were used in the manner described in the Current Report on Form 8-K filed by the Company with the SEC on August 4, 2022, which is incorporated by reference into this Item 2.03.

Indenture

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The New Notes were issued to the Exchange Participants in the Exchange in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 3, 2022, the Company issued a press release announcing the Exchange, the Repurchase and related transactions thereto. The original press release included a typographical error stating that the Company may redeem all or any portion of the New Notes, at its option, on or after August 3, 2025, subject to certain conditions. As set forth in Item 1.01, under the terms of the Indenture, the Company may redeem all or any portion of the New Notes, at its option, on or after August 6, 2025, subject to certain conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 11, 2022, between 8x8, Inc. and Wilmington Trust, National Association, as trustee

4.2	Form of 4.00% Convertible Senior Notes due 2028 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2022

8X8, INC.

By:	/s/ Samuel Wilson
Samuel Wilson
Chief Financial Officer